Exhibit 23.1

                      CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-83171 and 333-37000) of National Information Consortium, Inc. of our report dated February 9, 2000, with respect to the financial statements of SDR Technologies, Inc. for the two years ended December 31, 1999 included in this Form 8-K dated July 26, 2000 of National Information Consortium, Inc.


/s/ Hurley & Company
Granada Hills, CA
July 26, 2000